ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”), dated as of [____], 2007, is made by and among KEY HOSPITALITY ACQUISITION CORP., a Delaware corporation (“Parent”), PARENT, F. DAVE CLARK IRREVOCABLE TRUST UNDER AGREEMENT DATED AUGUST 31, 2004 (“Clark”), DAVID SCHWARZ (“Schwarz” and together with Clark, the “Stockholders”); and CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, in its capacity as escrow agent hereunder (the “Escrow Agent”, which term shall also include any successor escrow agent appointed in accordance with Section 5.3 hereof). The Stockholders and Parent are collectively referred to as the “Interested Parties”).

A. Reference is made to the Agreement and Plan of Merger, dated as of March 22, 2007 (the “Merger Agreement”) by and among Parent, Key Merger Sub, LLC, a Florida limited liability company and a direct wholly-owned subsidiary of Parent (the “Buyer”), the Company and the Members, providing for, among other things, the merger of the Buyer with and into the Company (the “Merger”). Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Merger Agreement.

B. This Agreement is designed to implement the provisions of the Merger Agreement pursuant to which Parent shall deposit with the Escrow Agent the shares of Common Stock, $.0001 par value per share, of Parent (“Parent Common Stock”) identified as Escrow Shares pursuant to Section 1.6 of the Merger Agreement, as security for the satisfaction of the indemnification obligations of the Members pursuant to Article VII of the Merger Agreement and to provide for the return of certain shares of Parent Common Stock in the event that certain performance criteria set forth in Section 1.19 of the Merger Agreement are not met.

NOW, THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

ENGAGEMENT OF THE ESCROW AGENT

The Escrow Agent is hereby engaged to act as escrow agent hereunder, and the Escrow Agent agrees to act as such.

ARTICLE II

THE ESCROW FUND

2.1 Establishment, Maintenance and Investment of the Escrow Fund.

(a) In accordance with Sections 1.6 and 1.15 of the Merger Agreement, the Parent shall deposit or cause to be deposited with the Escrow Agent one or more certificates registered in the name of the Stockholders representing the Escrow Shares issued to the Stockholders in the Merger. The Escrow Shares, together with all stock dividends issued in respect of the Escrow Shares (including, without limitation, any shares issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification thereof) shall hereinafter be referred to as the “Escrow Fund.”

(b) The Escrow Agent shall hold the Escrow Fund for the benefit of (i) Parent and the other Parent Indemnitees (collectively, the “Indemnified Persons”) and (ii) the Stockholders, all pursuant to the provisions of this Agreement. Any distributions of the Escrow Fund shall be made in accordance with Sections 2.3 and 2.4 hereof.

(c) If the Escrow Agent receives a joint written investment instruction (which may be in separate counterparts and/or in the form of standing instructions) on a timely basis from Parent and the Stockholders directing it to invest any cash portion of the Escrow Fund, the Escrow Agent shall invest such amounts as so instructed (subject to investment availability). In such event, the Escrow Agent shall have no responsibility or liability for any losses incurred on any such investment (including, without limitation, losses incurred upon liquidation prior to maturity, when needed to make a distribution hereunder). If the Escrow Agent has not received a joint written investment instruction at the close of any Business Day, the Escrow Agent shall invest any uninvested cash in the Escrow Fund in an interest-bearing account, until an investment instruction to the contrary is received. For purposes hereof, the term “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the corporate headquarters of the Escrow Agent is closed for business.

2.2 Rights to the Escrow Fund. The Escrow Fund shall be for the exclusive benefit of the Indemnified Persons as provided herein and in Article VII of the Merger Agreement, and no other Person shall have any right, title or interest therein other than (i) the Stockholders’ residual underlying ownership interests in the Escrow Fund and (ii) the lien of the Escrow Agent for its fees and expenses pursuant to Article VII hereof.

2.3 General Operation of the Escrow Fund.

(a) The Escrow Agent shall continue to hold the Escrow Fund in its possession until authorized or required hereunder to make distributions therefrom.

(b)  The Escrow Fund shall consist of the Escrow Shares, as defined in Section 1.6 of the Merger Agreement, subject to adjustments as provided herein.

(c) Section 1.19 of the Merger Agreement provides that the Stockholders may forfeit certain Escrow Shares if certain performance targets set forth therein fail to be achieved (such forfeited Escrow Shares constituting “Forfeited Shares”). If the Interested Parties collectively deliver to the Escrow Agent a joint written notice to such effect (a “Forfeiture Notice”), which Forfeiture Notice shall provide the number of Escrow Shares that then constitute Forfeited Shares and shall instruct the Escrow Agent to deliver to Parent a number of Escrow Shares within the Escrow Fund equal to the number of shares that constitute such Forfeited Shares (or, if the number of shares that constitute Forfeited Shares shall be greater than the Escrow Shares remaining in the Escrow Fund, the balance of the Escrow Fund). The Escrow Agent shall, within five (5) days following its receipt of a Forfeiture Notice, disburse to the Parent from the Escrow Fund a number of Escrow Shares equal to the Forfeited Shares designated on the Forfeiture Notice (or, if the Forfeited Shares shall be greater than the Escrow Shares remaining in the Escrow Fund, the balance of the Escrow Fund). The Escrow Agent shall be entitled to rely on any Forfeiture Notice without making any inquiry as to its validity or genuineness

(d) Section 1.19 of the Merger Agreement provides that Escrow Shares that do not constitute Forfeited Shares due to the achievement of certain performance targets set forth therein constitute Earned Shares. Whenever Escrow Shares constitute Earned Shares under Section 1.19 of the Merger Agreement, the Interested Parties shall collectively deliver to the Escrow Agent a joint written notice that identifies the number of Escrow Shares that constitute Earned Shares (an “Earned Share Notice”). The Earned Share Notice shall also designate those Earned Shares that shall be maintained in the Earned Shares Indemnity Escrow Account (as defined below) and those Earned Shares, if any, that shall be returned to the Shareholders (“Excess Earned Shares”). The Escrow Agent shall, within five (5) days following its receipt of an Earned Share Notice, disburse to the Stockholders Earned Shares from the Escrow Fund in an amount equal to the Excess Earned Shares, if any, designated on the Earned Share Notice. The Escrow Agent shall be entitled to rely on any Earned Share Notice without making any inquiry as to its validity or genuineness.

(e) The “Earned Shares Indemnity Escrow Account” consists of certain Earned Shares that the parties hereto have agreed to set aside and treat as deposited into a separate account for the purpose of providing for the possible satisfaction of the indemnification obligations of Clark and Schwarz pursuant to Article VII of the Merger Agreement.

2.4 Distribution of the Escrow Fund - Indemnity Claims.

(a) If any Indemnified Person (the “Claiming Person”) asserts a right of indemnity against any of the Stockholders in accordance with Article VII of the Merger Agreement for which it seeks payment out of that portion of the Escrow Fund equal to the number of shares of Parent Common Stock identified by the parties hereto as deposited into the Earned Shares Indemnity Escrow Account (the “Indemnity Fund”), such Claiming Person shall deliver to the Escrow Agent (with a copy being sent to the Stockholders) a written notice to such effect (a “Notice of Claim”; and the right of indemnity asserted in a Notice of Claim being hereinafter referred to as a “Claim”), which Notice of Claim shall provide the date on which such Notice of Claim is deemed to be delivered to the Stockholders in accordance with Section 10.1 hereof, and shall instruct the Escrow Agent to deliver to such Claiming Person that portion of the Indemnity Fund equal to the Claimed Amount (as defined below) as specified in the Notice of Claim (or, if the Claimed Amount shall be greater than the remaining value of the Indemnity Fund, the balance of the Indemnity Fund) and in accordance with the terms and conditions of Article VII of the Merger Agreement; provided, however, the following shall apply:

(1) In order to be effective hereunder, a Notice of Claim delivered to the Escrow Agent pursuant to this Section 2.4(a) must (A) set forth the name of the Claiming Person, the nature and description of such Claim (to the extent known) in reasonable detail, and the amount thereof (or if not ascertainable, a reasonable estimate of the maximum amount thereof) (the “Claimed Amount”) and (B) be delivered to the Escrow Agent on or prior to the Escrow Agent’s close of business on the 18-month anniversary of the date of this Agreement (or the immediately succeeding Business Day if the Escrow Agent is not open for business on such date) (the “Escrow Expiration Date”). The Escrow Agent shall provide the Interested Parties notice of the Escrow Expiration Date at least fifteen (15) days, but no greater than sixty (60) days, prior to the Escrow Expiration Date; provided, however, that the Escrow Agent shall have no liability for failing to provide such notice absent bad faith, willful misconduct or gross negligence. The Escrow Agent shall be entitled to rely on any Notice of Claim without making any inquiry as to its validity or genuineness.

(2) Within ten (10) Business Days after the delivery to it of a Notice of Claim, the Stockholders shall provide to the Claiming Person and the Escrow Agent a written response (the “Response Notice”) in which the Stockholders shall: (i) agree that all of the Claimed Amount may be released from the Indemnity Fund to the Claiming Person in accordance with the terms and conditions of Article VII of the Merger Agreement, (ii) agree that part, but not all, of the Claimed Amount (the “Agreed Amount”) may be released from the Indemnity Fund to the Claiming Person in accordance with the terms and conditions of Article VII of the Merger Agreement or (iii) assert that none of the Claimed Amount may be released from the Indemnity Fund to the Claiming Person. If the Stockholders do not provide the Claiming Person and the Escrow Agent a Response Notice in accordance with this Section 2.4(a)(2) within such 10-Business Day period, the Stockholders shall be deemed to have agreed that all of the Claimed Amount may be released to the Claiming Person from the Indemnity Fund.

(3) If the Stockholders agree in the Response Notice (or are deemed to have agreed pursuant to the last sentence of Section 2.4(a)(2)) that all of the Claimed Amount may be released from the Indemnity Fund to the Claiming Person in accordance with the terms and conditions of Article VII of the Merger Agreement, the Escrow Agent shall, within five (5) days following the earlier of the due date for the Response Notice or receipt of the Response Notice, disburse to the Claiming Person from the Indemnity Fund the Claimed Amount (or such lesser amount as is then the entire balance of the Indemnity Fund).

(4) If the Stockholders in the Response Notice agree that the Agreed Amount may be released from the Indemnity Fund to the Claiming Person in accordance with the terms and conditions of Article VII of the Merger Agreement, the Escrow Agent shall, within five (5) days following receipt of the Response Notice, disburse to the Claiming Person from the Indemnity Fund an amount equal to the Agreed Amount set forth in such Response Notice (or such lesser amount as is then the entire balance of the Indemnity Fund), and the remainder of the Claimed Amount shall be subject to Section 2.4(a)(5).

(5) If the Stockholders in the Response Notice contest the release of all or part of the Claimed Amount (the “Contested Amount”), the Escrow Agent shall continue to hold the entire balance of the Escrow Fund until such dispute has been resolved as provided in Article X below or until the Escrow Agent has received joint written instructions from Parent and the Stockholders with respect to such Contested Amount (any such resolution, a “Determination”). If such Determination provides for payment by the Escrow Agent to the Claiming Person of all or a portion of the Contested Amount in accordance with the terms and conditions of Article VII of the Merger Agreement, within five (5) days following the Escrow Agent’s receipt of such Determination, the Escrow Agent shall disburse such portion of the Indemnity Fund (or such lesser amount as is then the entire balance of the Indemnity Fund) to the Claiming Person in accordance with such Determination.

Any distributions from the Indemnity Fund to satisfy a Claim shall be made by the delivery of Earned Shares then held in the Indemnity Fund, with the Earned Shares so distributed valued at the Release Price. For purposes hereof, the “Release Price” shall mean a value equal to $7.50 per Escrow Share notwithstanding the market price for the Parent Common Stock as reported on the OTC BB or any other applicable exchange or automated quotation system at the time any Claim is made hereunder.

(b) If the Escrow Agent is authorized to deliver all or any portion of the Indemnity Fund to a Claiming Person with respect to a Claim pursuant to Section 2.4(a), then (i) such delivery shall be made regardless of the Escrow Agent’s prior or subsequent receipt of any Notice of Claim or subsequent receipt of any notice of dispute with respect to any other Claim or Claims and (ii) the Escrow Agent shall (1) deliver to Parent’s transfer agent for the Parent Common Stock (who shall be identified to the Escrow Agent in writing by Parent) (the “Transfer Agent”) a certificate or certificates representing at least such number of Escrow Shares necessary to satisfy the Claim, together with a completed stock power or stock powers and instructions necessary to transfer to such Claiming Person such number of the Escrow Shares being delivered to such Claiming Person, and (B) instruct the Transfer Agent to issue and deliver to the Escrow Agent for retention hereunder as part of the Escrow Fund a new certificate in the name of the Escrow Agent as escrow agent hereunder (or in the name of its nominee) representing the remaining balance of the portion of the Escrow Shares so delivered to the Transfer Agent.

(c) The twelve (12) month anniversary of this Agreement is referred to herein as the “Initial Reduction Date”. On the Initial Reduction Date, the Escrow Shares within the Indemnity Fund shall automatically be reduced to 5,000,000 Earned Shares, if applicable, less the number of Escrow Shares that may have already reduced the Indemnity Fund pursuant to the payment of Claims prior to such date (the amount of such distribution, being referred to as the “Initial Escrow Disbursement”). On or before the third (3rd) Business Day following the receipt of written notice from the Interested Parties by the Escrow Agent notifying the Escrow Agent of the Initial Reduction Date, the Escrow Agent shall issue to the Stockholders the Initial Escrow Disbursement.   The balance of the Indemnity Fund shall be held in escrow to fund claims for indemnification by any Indemnified Person pursuant to Article VII of the Merger Agreement.

(d) Subject to Section 2.4(a) hereof, promptly following the Escrow Expiration Date, the Escrow Agent shall distribute to the Stockholders the entire then remaining balance, if any, of the Escrow Fund; provided, however, that if any Notices of Claim have been delivered in accordance with Section 2.3(a) prior to the Escrow Expiration Date but the Claims specified therein have not been resolved or settled prior to the Escrow Expiration Date (the “Remaining Claims”), the Escrow Agent will retain the entire balance of the Indemnity Fund, but shall release all other shares remaining in the Escrow Fund, until all Remaining Claims are resolved; provided, however, that in the event there is a Contested Amount in a Remaining Claim, then within five (5) days following the receipt by the Escrow Agent of a Determination with respect to any such Contested Amount in a Remaining Claim, the Escrow Agent shall disburse the amount specified in such Determination from the Indemnity Fund (to the extent such amount is then in the Indemnity Fund) to the Claiming Person in accordance with such Determination. Any distributions from the Escrow Fund to a Claiming Person pursuant to this Section 2.4(d) shall be made in the same manner as is specified in the last paragraph of Section 2.4(a).

(e) If the balance of the Escrow Fund is to be delivered to the Stockholders as provided in Section 2.3(d), the Escrow Agent shall deliver to the Transfer Agent a certificate or certificates representing the remaining Escrow Shares in the Escrow Fund, together with a completed stock power or stock powers and instructions to deliver to each Stockholder such Stockholder’s Pro Rata Share of such Escrow Shares.

(f) Under no circumstances shall the Escrow Agent (i) be required to release or distribute any portion of the Escrow Fund or take any action under this Agreement sooner than two (2) Business Days after the Escrow Agent has received the requisite notices or other required documents in good form, or passage of the applicable claims period or release date, as the case may be, or (ii) release or distribute any portion of the Escrow Fund to any Person other than an Indemnified Person without first providing Parent with at least two (2) Business Days’ prior written notice of such release or distribution.

ARTICLE III

COVENANTS RELATING TO THE ESCROW SHARES AND THE STOCKHOLDERS

3.1 Rights Incident to Ownership of Shares. Except as otherwise expressly provided herein, each Stockholder shall at all times retain and have the full and absolute right to exercise all rights and indicia of ownership with respect to the Escrow Shares (collectively, the “Shares”) beneficially owned by such Stockholder, including, without limitation, voting rights; provided, however, that the Stockholders shall have no right to transfer, pledge or encumber or otherwise dispose of in any manner whatsoever any Shares that are held by the Escrow Agent pursuant to this Agreement. The Shares shall be treated as having been actually issued and transferred to the Stockholders in accordance with the terms of the Merger Agreement. In accordance with the provisions of Articles II and III hereof, Parent shall cause all dividends or distributions issued in respect of the Shares to be paid to the Shareholders. If any shares of Parent Common Stock are transferred to a Claiming Person in accordance with the provisions of Article II hereof in satisfaction of a Claim or Claims, all rights and indicia of ownership with respect to such shares (and any future dividends or distribution with respect thereto) shall thereupon reside with such Claiming Person or any subsequent holder thereof.

3.2 Transfer of Shares. The Parent shall be solely responsible for providing, at its cost and expense, any certification, opinion of counsel or other instrument or document necessary to comply with or satisfy any transfer restrictions to which the Shares are subject, including, without limitation, any opinion of counsel required to be delivered pursuant to any restrictive legend appearing on the certificate evidencing Shares in connection with any distribution of Shares to be made by the Escrow Agent under or pursuant to this Agreement. Any such opinion of counsel shall include the Escrow Agent as an addressee or shall expressly consent to the Escrow Agent’s reliance thereon.

3.3 Voting of and Other Rights with Respect to Shares. The Escrow Agent shall be under no duty to preserve, protect or exercise rights in the Shares, and shall be responsible only for taking reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform such duties on its part as are expressly set forth in this Agreement, except that it will, at the written request of a Stockholder given to the Escrow Agent at least three (3) Business Days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to such Stockholder a proxy or other instrument in the form supplied to it by Parent for voting or otherwise exercising any right of consent with respect to any of the Shares held by the Escrow Agent hereunder on behalf of such Stockholder, and shall vote such Shares in the manner instructed by such Stockholder in writing. The Escrow Agent will not be responsible for authenticating the right of any Stockholder to exercise voting authority in respect of Shares held by it hereunder. The Escrow Agent shall, upon receiving proper written instructions from a Stockholder (which instructions shall be received at least three (3) Business Days prior to the date on which Escrow Agent is required to take any action hereunder), be responsible for forwarding to or notifying any party or taking any other action with respect to any reasonable notice (as specifically set forth in such written instruction), solicitation or other document or information, received by the Escrow Agent from an issuer or other Person with respect to Shares held by the Escrow Agent on behalf of such Stockholder hereunder, including, without limitation, any proxy material, tenders, options, the pendency of calls and maturities or the expiration of rights.

3.4 The Stockholders.

(a) The Stockholders represent and warrant that each has the irrevocable right, power and authority to enter into and perform this Agreement.

(b) The Escrow Agent and Parent may rely conclusively and act upon the directions, instructions and notices of the Stockholders if such direction, instruction and notice are signed by a Stockholder entitled to a majority of the Escrow Shares as set forth on Schedule I attached hereto.

ARTICLE IV

TERMINATION

This Agreement shall automatically terminate if and when the entire Escrow Fund shall have been completely distributed by the Escrow Agent in accordance with the terms of this Agreement.

ARTICLE V

THE ESCROW AGENT

5.1 Obligations of the Escrow Agent. Each party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including, without limitation, the Merger Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder that might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper Person, and shall have no responsibility to inquire as to or to determine the genuineness, accuracy or validity thereof, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

5.2 Limitation of Liability. The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence, bad faith or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

5.3 Resignation and Removal of the Escrow Agent. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least thirty (30) days’ prior written notice of such resignation to the Interested Parties specifying a date upon which such resignation shall take effect; provided, however, that the Escrow Agent shall continue to serve as escrow agent hereunder until its successor accepts the Escrow Fund and assumes the Escrow Agent’s obligations under this Agreement. Upon receipt of such notice, a successor escrow agent shall be appointed by the Interested Parties, such successor escrow agent to become the Escrow Agent hereunder and to succeed to all of the rights and obligations of the resigning Escrow Agent on the resignation date specified in such notice. If a written instrument of acceptance by a successor escrow agent shall not have been delivered to the Escrow Agent within forty (40) days after the giving of such notice of resignation, the resigning Escrow Agent may at the expense of the Interested Parties petition any court of competent jurisdiction for the appointment of a successor escrow agent. The Interested Parties may at any time substitute a new escrow agent by giving ten (10) days’ prior written notice thereof to the Escrow Agent then acting and by the Interested Parties paying all fees and expenses of such Escrow Agent accrued as of such date.

5.4 Self-Dealing. The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a sub-agent of the Escrow Agent or for any third Person or dealing as principal for its own account.

5.5 Payments. Unless and except to the extent otherwise expressly provided herein, all deposits and payments to the Escrow Agent hereunder, or pursuant to the terms hereof (including without limitation all payments to the Escrow Agent pursuant to Article VII), shall be in U.S. dollars.

ARTICLE VI

INDEMNIFICATION

Except as otherwise provided in Article VII, and without determining or limiting any rights as between the Interested Parties, the Parent and each of the Stockholders (up to each Stockholder’s Pro Rata Share) covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with third party claims relating to this Agreement, including but not limited to, reasonable attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, bad faith or willful misconduct. Without altering or limiting the joint and several liability of the Parent and the Stockholders under this Article VI, the Parent and the Stockholders as a group shall each be responsible for one-half (1/2) of all amounts that become due to the Escrow Agent pursuant to this Article VI. The foregoing indemnification obligation shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

ARTICLE VII

FEES AND EXPENSES

7.1 Customary Fees and Expenses. The Parent agrees to pay the Escrow Agent’s compensation for its normal services hereunder in accordance the fee schedule set forth in Schedule II attached hereto.

7.2 Extraordinary Fees and Expenses. The Parent and each of the Stockholders (up to each Stockholder’s Pro Rata Share) agrees, jointly and severally, to reimburse the Escrow Agent on demand for all costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with the resolution of any claim made by a party to this Agreement. Without altering or limiting the joint and several liability of the Parent and the Stockholders under this Section 7.2, the Parent and the Stockholders as a group shall each be responsible for one-half (1/2) of all amounts that become due to the Escrow Agent pursuant to this Section 7.2. The Escrow Agent shall periodically bill Parent and the Stockholders for such fees and expenses, as applicable. Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Fund, and all proceeds thereof, to secure payment of all amounts owing to it from time to time under this Section 7.2, whether now existing or hereafter arising. The Escrow Agent shall have the right to deduct from the Escrow Fund, and proceeds thereof, any such sums, upon two (2) Business Day’s notice to the Interested Parties of its intent to do so. If, pursuant to the preceding sentence, the Escrow Agent deducts any sums from the Escrow Fund as a result of Parent’s or the Stockholders’ failure to pay or reimburse the Escrow Agent for its fees and expenses as required by this Section 7.2, the party failing to make such payment shall indemnify the other party for the full amount deducted by the Escrow Agent as a result of such failure.

ARTICLE VIII

TAX MATTERS

8.1 Obligations of the Interested Parties. Without determining or limiting any rights as between the Interested Parties, each of the Interested Parties agrees severally, and not jointly, (i) to assume any and all obligations now or hereafter arising under any applicable tax law with respect to any payment or distribution of the Escrow Fund to, or performance of other activities under this Agreement by, such Interested Party, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its action as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with or relating to any payment made or other activities performed under the terms of this Agreement including, without limitation, any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties, to the extent that it relates to such individual Interested Party. The foregoing indemnification obligation shall survive the termination of this Agreement and the resignation or the removal of the Escrow Agent.

8.2 Treatment of Earnings. The Interested Parties agree that the Stockholders will be treated for federal, state and local income and other tax purposes as owning the Escrow Fund (including any distributions in respect thereof) in accordance with their respective Pro Rata Share thereof, and agree that all earnings, if any, with respect thereto will be reported by the Escrow Agent as earnings of the Stockholders according to such respective interests whether or not distributed. On or promptly after the date hereof, the Stockholders shall, on behalf of the Stockholders, provide the Escrow Agent with a completed IRS Form W-9 for each Stockholder certifying thereon such Stockholder’s taxpayer identification or social security number. The Stockholders acknowledges that withholding of a portion of the earnings on the Escrow Fund may be required for federal, state or local income tax purposes in the event any Stockholder fails to certify such party’s taxpayer identification number or social security number to the Escrow Agent.

ARTICLE IX

DISPUTES

If any dispute should arise with respect to the distribution or ownership or right of possession of all or any portion the Escrow Fund (including, without limitation, any Contested Claim), or the duties of the Escrow Agent hereunder, or should any claim be made upon the Escrow Agent or the Escrow Fund by any third party, the Escrow Agent is authorized and shall be entitled (at its sole option and election) to retain in its possession, without liability to anyone, all or any part of the Escrow Fund in dispute until such dispute shall have been settled either by mutual agreement of the Interested Parties (evidenced by appropriate instructions in writing to the Escrow Agent signed by the Interested Parties) or by the final order, decree or judgment of a court of competent jurisdiction or arbitral panel, with respect to any arbitrated disputes, in the United States of America (the time for appeal having expired with no appeal having been taken) in a proceeding to which the Interested Parties are parties, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

ARTICLE X

MISCELLANEOUS

10.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, or by facsimile or electronic mail transmission with a copy thereof to be delivered by nationally-recognized overnight courier within 24 hours of such facsimile transmission addressed as follows:

(i)	if to Parent, to:[add email]

Key Hospitality Acquisition Corp.
____________________________
____________________________
____________________________
Attention: Chief Executive Officer
Phone: (___) ___-____
Facsimile: (___) ___-____

with a copy to (which copy shall not constitute notice):

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue, 25th Floor
New York, NY 10017
Attention: Kenneth R. Koch, Esq.
Phone: (212) 935-3000
Facsimile: (212) 983-3315

(ii)	if to the Stockholders, to;

____________________________
____________________________
____________________________

with a copy to (which copy shall not constitute notice):

____________________________
____________________________
____________________________

(iii)	if to the Escrow Agent, to the address set forth on Schedule II hereto,

or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. All such notices or communications shall be deemed to be delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next Business Day after the date when sent, or (c) in the case of facsimile transmission or electronic mail upon confirmed receipt; provided, however, that no notice to the Escrow Agent shall be deemed delivered until actually received by the Escrow Agent.

10.2 Counterparts. This Agreement may be executed in any number of counterparts by original or facsimile signature, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

10.3 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice of law or conflicting provision or rule that would cause the laws of any jurisdiction other than the State of New York to be applied.

10.4 Wiring Instructions. All funds, if any, to be paid to or by the Escrow Agent shall be sent by wire transfer in accordance with the instructions provided on Schedule II hereto, or by such other method of payment and in accordance with such instructions as may be given in advance and in writing to the Escrow Agent or the Interested Parties by notice in compliance with Section 10.1 of this Agreement. The parties acknowledge that the Stockholders may request that all or any part of any payment required to be delivered to the Stockholders pursuant to this Agreement may, at the request of the Stockholders, be wired directly to the Stockholders pursuant to wire transfer instructions provided by the Stockholders to the Escrow Agent at least two (2) Business Days prior to the date on which such payment is due, provided that, the Escrow Agent shall be entitled to rely exclusively on any such instructions received from the Stockholders without liability to the Escrow Agent or any other Interested Parties.

10.5 Parties in Interest. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assigned by any party without the consent of the other parties hereto; provided, however, that if the Escrow Agent consolidates, mergers or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

10.6 Amendments. This Agreement may be amended only by a written instrument duly executed by the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in a writing signed by the party against whom enforcement of any waiver is sought, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

10.7 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.8 Entire Agreement. This Agreement and, with respect to the Interested Parties only, the Merger Agreement and the documents delivered in connection therewith, contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby and supersede all prior agreements or understandings, written or oral, among the parties identified above with respect thereto; provided, however, that anything contained herein to the contrary notwithstanding, the parties hereto agree that the Escrow Agent shall perform its obligations under this Agreement solely by reference to this Agreement.

10.9 Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performing its duties resulting from acts beyond its control such as, but not limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, acts of terrorism, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

10.10 Severability. If any provision of this Agreement, including any phrase, sentence, clause, section or subsection is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

10.11 Waiver of Jury Trial. THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed and delivered on the date first above written.

PARENT:

KEY HOSPITALITY ACQUISITION CORP.

By:
Name:
Title:

THE STOCKHOLDERS:

F. Dave Clark Irrevocable Trust under Agreement dated August 31, 2004

By:
F. Dave Clark, as Trustee

David Schwarz

THE ESCROW AGENT:

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY

By:
Name:
Title:

[Signature Page to Escrow Agreement]

Schedule I

Stockholders

Stockholder (including address and taxpayer or social security number)	Pro Rata Share

F. Dave Clark Irrevocable Trust under Agreement dated August 31, 2004
David Schwarz

Schedule II

Information Concerning The Escrow Agent